As filed with the Securities and Exchange Commission on May 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNICYCIVE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3638692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1975 W. El Camino Real, Suite 204

Mountain View, CA

(650) 351-4495

(Address of principal executive offices) (Zip Code)

Unicycive Therapeutics, Inc. Second Amended and Restated Omnibus 2021 Equity Incentive Plan

(Full title of the plan)

Shalabh Gupta, M.D.

Chief Executive Officer

Unicycive Therapeutics, Inc.

1975 W. El Camino Real, Suite 204

Mountain View, CA

(650) 351-4495

(Name and Address of agent for service)

(650) 351-4495

(Telephone number, including area code, of agent for service)

With copies to:

Jeffrey Fessler

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10012

Tel: (212) 653-8700

Fax: (212) 653-8701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the Unicycive Therapeutics, Inc. Second Amended and Restated Omnibus 2021 Equity Incentive Plan (the “2021 Plan”) of Unicycive Therapeutics, Inc., Inc. (the “Company”), is being filed for the purpose of registering additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the 2021 Plan have previously been filed and is effective and consists only of those items required by General Instruction E to Form S-8. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-275965, filed with the Securities and Exchange Commission on December 8, 2023, by the Company, relating to the 2021 Plan; and (ii) the Registration Statement on Form S-8 File No. 333-286305 filed with the Securities and Exchange Commission on April 1, 2025 relating to the 2021 Plan; (collectively, the “Prior Registration Statements”), except for Items 3 and 8, which are being updated by this Registration Statement.

This Registration Statement is being filed for the purpose of registering an additional 884,570 shares of common stock, par value $0.001 per share (“Common Stock”) that were reserved for issuance under the 2021 Plan. In addition, the 2021 Plan provides that shares issued under the 2021 Plan that are forfeit or expire are available for future grants of awards under the 2021 Plan and an additional 88,450 shares of Common Stock are being registered hereunder for that purpose, for an aggregate of 973,020 shares of Common Stock being registered hereunder.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of documents by reference.

The following documents filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026;

●	The Company’s Current Reports on Form 8-K filed with the SEC on April 6, 2026 (other than any portions thereof deemed furnished and not filed);

●	The description of the Company’s common stock par value $0.001 per share, contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026, including any amendment or report filed for the purpose of updating such description; and

●	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

II-1

Item 8. Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to Form S-1 filed on May 21, 2021)
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on June 26, 2024).
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, dated June 18, 2025, (incorporated by reference to Exhibit 3.1 to Form 8-K filed on June 20, 2025)
3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 to Form S-1 filed on May 21, 2021)
4.1	Specimen stock certificate evidencing the shares of common stock (incorporated by reference to Exhibit 4,1 to Form S-1 filed on May 21, 2021)
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Unicycive Therapeutics, Inc. Second Amended and Restated 2021 Equity Incentive Plan (incorporated by reference to Exhibit C to Definitive Proxy Statement filed on April 26, 2024)
23.1*	Consent of Grassi & Co., CPAs, P.C., independent registered public accounting firm
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table

*	Filed herewith.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on the 5th day of May, 2026.

UNICYCIVE THERAPEUTICS, INC.

By:	/s/ Shalabh Gupta
Shalabh Gupta
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shalabh Gupta, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Shalabh Gupta	Chief Executive Officer, President and Chairman	May 5, 2026
Shalabh Gupta	(Principal Executive Officer)

/s/ John Townsend	Chief Financial Officer	May 5, 2026
John Townsend	(Principal Financial and Accounting Officer)

/s/ Sandeep Laumas	Director	May 5, 2026
Sandeep Laumas, M.D.

/s/ Saraswati Kenkare-Mitra	Director	May 5, 2026
Saraswati Kenkare-Mitra

II-3